Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information combines the historical consolidated financial position and results of operations of Busey and CrossFirst as an acquisition of CrossFirst by Busey. The merger agreement was entered into on August 26, 2024, and provides that each share of CrossFirst common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.6675 of a share of Busey common stock. Also in the merger, each share of CrossFirst preferred stock issued and outstanding will be converted into the right to receive one (1) share of new Busey preferred stock. The new Busey preferred stock will have terms that are not materially less favorable than the terms applicable to the CrossFirst preferred stock.

The unaudited pro forma combined financial information has been prepared to give effect to the following:

•	the acquisition of CrossFirst by Busey under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations” where the assets and liabilities of CrossFirst will be recorded by Busey at their respective fair values as of the date the merger is completed;

•	the distribution of shares of Busey common stock to CrossFirst stockholders in exchange for shares of Busey common stock (based upon a 0.6675 exchange ratio) and the exchange of CrossFirst preferred stock for new Busey preferred stock;

•	certain reclassifications to conform historical financial statement presentations of CrossFirst to Busey; and

•	transaction costs in connection with the merger.

The following unaudited pro forma combined financial information and accompanying notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Busey and accompanying notes included in Busey’s Annual Report on Form 10-K for the year ended December 31, 2024, and (ii) the audited consolidated financial statements of CrossFirst and accompanying notes for the year ended December 31, 2024 included in Exhibit 99.2 of this Form 8-K.

The unaudited pro forma combined income statements for year ended December 31, 2024 combine the historical consolidated income statements of Busey and CrossFirst, giving effect to the merger as if it had been completed on January 1, 2024. The accompanying unaudited pro forma combined balance sheet as of December 31, 2024 combines the historical consolidated balance sheets of Busey and CrossFirst, giving effect to the merger as if it had been completed on December 31, 2024.

The unaudited pro forma combined financial information is provided for illustrative information purposes only. The unaudited pro forma combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined financial information has been prepared by Busey in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

The unaudited pro forma combined financial information also does not consider any potential effects of changes in market conditions on revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

As of the date of this Form 8-K, Busey has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of CrossFirst’s assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain CrossFirst assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of CrossFirst’s assets and liabilities will be based on CrossFirst’s actual assets and liabilities as of the closing date and therefore cannot be made prior to the completion of the merger. In addition, the value of the merger consideration to be paid by Busey in shares of Busey common stock upon the completion of the merger will be determined based on the closing price of Busey common stock on the closing date and the number of issued and outstanding shares of CrossFirst common stock immediately prior to the closing. Actual adjustments may differ from the amounts reflected in the unaudited pro forma combined financial information, and the differences may be material.

Further, Busey has not identified all adjustments necessary to conform CrossFirst’s accounting policies to Busey’s accounting policies. Upon completion of the merger, or as more information becomes available, Busey will perform a more detailed review of CrossFirst’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on Busey’s financial information following the completion of the merger.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial information.

Busey estimated the fair value of certain CrossFirst assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in CrossFirst’s SEC filings and other publicly available information. Until the merger is completed, both companies are limited in their ability to share certain information.

Upon completion of the merger, a final determination of the fair value of CrossFirst’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact Busey’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Consolidated Balance Sheet
As of December 31, 2024
(dollars in thousands)

	Busey	CrossFirst	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$697,659	$409,209	$-		$1,106,868
Debt securities available for sale	1,810,221	769,848	-		2,580,069
Debt securities held to maturity	826,630	-	-		826,630
Equity securities	15,862	-	-		15,862
Loans held for sale	3,657	-	-		3,657
Portfolio loans	7,697,087	6,258,263	(118,162)	(1)	13,837,188
Allowance for credit losses	(83,404)	(78,962)	(40,398)	(2)	(202,764)
Restricted bank stock	49,930	3,682	-		53,612
Premises and equipment, net	118,820	68,548	(5,669)	(3)	181,699
Right of use assets	10,608	28,467	-		39,075
Goodwill	333,695	14,135	83,034	(4)	430,864
Core deposit and other intangible assets, net	32,280	13,631	36,944	(5)	82,855
Cash surrender value of bank owned life insurance	185,087	72,813	-		257,900
Other assets	348,590	110,066	35,430	(6)	494,086
Total assets	$12,046,722	$7,669,700	$(8,821)		$19,707,601

Liabilities
Deposits	$9,982,490	$6,714,957	$(228)	(7)	$16,697,219
Securities sold under agreements to repurchase	155,610	-	-		155,610
Short-term borrowings	-	5,100	-		5,100
Long-term debt	-	78,164	-	(8)	78,164
Subordinated notes, net of unamortized issuance costs	227,723	-	-		227,723
Junior subordinated debt owed to unconsolidated trusts	74,815	1,181	-	(8)	75,996
Lease liabilities	11,040	32,225	-		42,265
Other liabilities	211,775	64,236	6,280	(9)	282,291
Total liabilities	10,663,453	6,895,863	$6,052		17,565,368

Stockholders’ Equity
Common stock	60	537	(504)	(10)	93
Preferred stock	-	-	-	(11)	-
Additional paid-in capital	1,360,530	548,364	242,207	(12)	2,151,101
Retained earnings	294,054	350,277	(381,917)	(13)	262,414
Accumulated other comprehensive loss	(207,039)	(62,646)	62,646	(14)	(207,039)
Treasury stock at cost	(64,336)	(62,695)	62,695	(15)	(64,336)
Total stockholders’ equity	1,383,269	773,837	(14,873)		2,142,233
Total liabilities and stockholders' equity	$12,046,722	$7,669,700	$(8,821)		$19,707,601

Footnotes to

Unaudited Pro Forma Combined Consolidated Balance Sheet
As of December 31, 2024
(dollars in thousands)

(1)	Adjustments to reflect acquired loans at their preliminary estimate of fair value, which includes interest and credit marks, on purchased credit-deteriorated (“PCD”) loans and non – PCD loans.

Non – PCD interest rate marks	$(73,299)
Non – PCD credit marks	(29,792)
PCD interest rate marks	(15,071)
Net adjustments	$(118,162)

(2)	Adjustments to the allowance for credit losses include the following:

Reversal of CrossFirst allowance for credit losses	$78,962
Allowance on PCD loans	(89,569)
Provision for allowance on non – PCD loans	(29,791)
Net adjustments	$(40,398)

(3)	Adjustment to reflect $5,669 of the preliminary estimated fair value adjustment on fixed assets.

(4)	Adjustment to reflect $97,169 of preliminary estimated goodwill resulting from this business combination, net of the elimination of $14,135 for CrossFirst’s historical goodwill.

(5)	Adjustment to reflect $50,575 of preliminary estimated core deposit intangibles net of the elimination of $13,631 for CrossFirst’s historical core deposit intangibles. The core deposit intangible asset will be amortized over an estimated ten (10) year useful life using an accelerated method of amortization.

(6)	Adjustment to other assets include the following:

Deferred tax asset related to purchase accounting adjustments	$26,420
Fair value adjustment to other real estate owned	(1,100)
Deferred tax asset related to non – PCD provision	8,491
Deferred tax asset related to unfunded reserve provision	1,619
Net adjustments	$35,430

(7)	Adjustment of $(228) to reflect the preliminary estimate of fair value on interest-bearing deposits.

(8)	Preliminary fair value marks were not obtained as they were deemed immaterial. Final valuations will be completed at the time of closing.

(9)	Adjustment to other liabilities include the following:

Merger related transaction costs of Busey, net	$6,280
Reversal of off balance sheet unfunded reserve	(5,681)
Recording of off balance sheet unfunded reserve	5,681
Net adjustments	$6,280

(10)	Elimination of CrossFirst’s common stock of $537 and issuance of 32,921,738 shares of Busey common stock, $0.001 par value, as consideration.

(11)	Elimination of CrossFirst’s preferred stock and issuance of 7,750 shares of new Busey preferred stock, as consideration. Par value rounds to under one thousand dollars.

(12)	Elimination of CrossFirst’s additional paid-in capital of $548,364 and $790,571 purchase consideration, less common stock par value of $33. Purchase consideration includes common stock, preferred stock and the value of replacement awards related to past service.

(13)	Adjustments to retained earnings include the following:

Reversal of CrossFirst retained earnings	$(350,277)
Merger related transaction costs of Busey, net	(6,280)
Record the allowance for credit losses for non – PCD loans, net	(21,299)
Record the off balance sheet unfunded reserve, net	(4,061)
Net adjustments	$(381,917)

(14)	Elimination of CrossFirst’s accumulated other comprehensive loss.

(15)	Elimination of CrossFirst’s treasury stock.

Pro Forma Income Statement – For the Year Ended December 31, 2024 Consolidated

(dollars in thousands, except per share)

	Busey	CrossFirst	Pro Forma Adjustments		Pro Forma Combined
Interest income
Interest and fees on loans	$426,422	$455,110	$25,779	(1)	$907,311
Interest and dividends investment securities	73,970	29,721	4,605	(2)	108,296
Other interest income	23,289	9,359	-		32,648
Total interest income	523,681	494,190	30,384		1,048,255
Interest expense
Deposits	178,463	252,247	150	(3)	430,860
Federal funds purchased and securities sold under agreements to repurchase	4,308	-	-		4,308
Short-term borrowings and long-term debt	1,001	3,058	-		4,059
Subordinated notes	12,650	-	-		12,650
Junior subordinated debt owed to unconsolidated trusts	4,648	252	-		4,900
Total interest expense	201,070	255,557	150		456,777
Net interest income	322,611	238,633	30,234		591,478
Provision for credit losses	8,590	11,112	29,791	(4)	49,493
Net interest income after provision for credit losses	314,021	227,521	443		541,985
Noninterest income
Wealth management fees	63,630	-	-		63,630
Fees for customer services	30,933	15,130	-		46,063
Payment technology solutions	21,983	-	-		21,983
Mortgage revenue	2,075	46	-		2,121
Income on bank owned life insurance	5,130	2,003	-		7,133
Net securities gains (losses)	(6,102)	-	-		(6,102)
Other noninterest income	22,033	5,964	-		27,997
Total noninterest income	139,682	23,143	-		162,825
Noninterest expense
Salaries, wages and employee benefits	175,619	93,114	-		268,733
Data processing	27,124	4,164	-		31,288
Net occupancy and equipment expenses	25,542	12,825	-		38,367
Professional fees	12,804	5,989	-		18,793
Amortization of intangible assets	10,057	3,569	2,368	(5)	15,994
Interchange expense	6,001	-	-		6,001
Other noninterest expense	43,252	31,362	5,681	(6)	80,295
Total noninterest expense	300,399	151,023	8,049		459,471
Income before income taxes	153,304	99,641	(7,606)		245,339
Income taxes	39,613	21,095	(1,825)	(7)	58,883
Net income	113,691	78,546	(5,781)		186,456
Preferred stock dividends	-	620	-		620
Net income available to common shareholders	$113,691	$77,926	$(5,781)		$185,836
Basic earnings per common share	$2.01	$1.58	-		$2.08
Diluted earnings per common share	$1.98	$1.56	-		$2.05
Average shares for basic earnings per share	56,610,032	49,437,154	(16,515,416)	(8)	89,531,770
Average shares for diluted earnings per share	57,543,001	49,975,845	(16,694,531)	(8)	90,824,315

Footnotes to
Pro Forma Income Statement – For the Year Ended December 31, 2024 Consolidated

(dollars in thousands)

(1)	Estimated loan fair value adjustment amortization using a level yield over the contractual term of the loan.

(2)	Estimated investment securities fair value adjustment amortization using a level yield over the contractual term of the securities.

(3)	Estimated interest-bearing deposit fair value adjustment amortization using a level yield over the contractual term of the interest-bearing deposits.

(4)	Adjustment to record provision for credit losses on non – PCD acquired loans.

(5)	CDI intangible amortization as follows:

Reversal of CrossFirst amortization recorded	$(3,569)
Adjustment to CDI amortization	5,937
Net adjustments	$2,368

(6)	Adjustment to record provision for off balance sheet unfunded reserve.

(7)	Tax effect on the pro forma adjustments at an assumed 24.00% effective combined federal and state tax rate.

(8)	Adjustments to weighted-average shares of Busey common stock outstanding to eliminate weighted-average shares of CrossFirst’s common stock outstanding and record shares of Busey common stock outstanding using an exchange ratio of 0.6675 per share.

Note—Basis of Presentation

The unaudited pro forma combined financial information and explanatory notes have been prepared to illustrate the effects of the merger under the acquisition method of accounting with Busey as the acquirer. The unaudited pro forma combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial condition or results of operations of Busey had the merger been completed at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of Busey following the merger. Under the acquisition method of accounting, the assets and liabilities of CrossFirst, as of the effective time, will be recorded by Busey at their respective fair values and the excess of the merger consideration over the fair value of CrossFirst’s net assets will be allocated to goodwill.

The pro forma allocation of the purchase price reflected in the unaudited pro forma combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) CrossFirst’s balance sheet through the effective time; (ii) the aggregate value of merger consideration paid if the price of shares of Busey common stock varies from the assumed $23.57 per share, which represents the closing share price of Busey common stock on December 31, 2024; (iii) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; (iv) the underlying values of assets and liabilities if market and credit conditions differ from current assumptions; and (v) other consideration transferred in connection with the acquisition.